SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (818) 435-2472

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Merger with Plaor, Inc.

On May 19, 2014, CrowdGather, Inc., a Nevada corporation (the “Registrant,” “Crowdgather,” or “We”), closed the Agreement and Plan of Merger with Plaor, Inc., a Delaware corporation (“Plaor”) and our wholly-owned subsidiary, Plaor Acquisition Corp. (the “Merger Agreement”), pursuant to which Plaor Acquisition Corp. merged with Plaor and Plaor survived as our wholly-owned subsidiary (“Merger”). Pursuant to the Merger, the shareholders of Plaor (“Plaor Stockholders”) received 55,075,800 shares of common stock of CrowdGather (the “Merger Shares”). Immediately after the closing of the Merger, CrowdGather had 116,733,508  shares of common stock, 1,000,000 shares of Series B preferred stock, 6,218,750 options, and warrants to purchase 16,145,179 shares of common stock issued and outstanding.

The Merger Shares will be issued to the Plaor Stockholders in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the Securities and Exchange Commission.

The Merger Agreement further provides that in the event the Registrant files a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, Plaor Stockholders has the right to request that the Registrant include in that registration statement the shares of common stock then held by Plaor Stockholders.

The transactions contemplated by the Merger Agreement were intended to be a “tax-free” reorganization pursuant to the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

In connection with the Merger, Hazim Ansari was appointed as one of our directors effective upon the closing of the Merger.

A copy of the Merger Agreement is attached as Exhibit 10.1 to our Current Report on Form 8-K which was filed on May 5, 2014. This brief description of the Merger Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement as attached as Exhibit 10.1 to that Current Report on Form 8-K filed on May 5, 2014.

Concurrently with the closing of the Merger Agreement, the Registrant entered into Lock-up Agreements with certain of the Plaor Stockholders for the Merger Shares (“Lock-up Agreement”). The Plaor Stockholders agreed that they may sell 45% of the shares of common stock after six months from the later of (i) May 1, 2014 and (ii) the closing date of an equity financing of more than $1,000,000, if such financing occurs during the six months after May 1, 2014, and 55% of the shares of common stock after twelve months from May 1, 2014.

The form of the Lock-up Agreement is attached hereto as Exhibit 10.2. The brief description of the form of Lock-up Agreement is a summary of the material terms only and is qualified in its entirety by reference to the full text of the Lock-up Agreement as attached as an exhibit.

Sanjay Sabnani, CrowdGather’s officer, director and principal shareholder, previously acted as an advisor to Plaor and owned approximately 34,998 shares of common stock of Plaor prior to the Merger. Mr. Sabnani received approximately 34,998 shares of CrowdGather pursuant to the Merger. Prior to the Merger, Hazim Ansari, one of Plaor’s principal shareholders, acted an advisor to the CrowdGather and provides patent services to Crowdgather. Mr. Ansari owned approximately 180,000 shares of CrowdGather’s common stock prior to the Merger, and received an additional 3,554,446 shares of CrowdGather’s common stock pursuant to the Merger.

Overview of Plaor, Inc.

The following is a description of Plaor and the assets acquired as a result of the Merger.

Background of Plaor. Plaor was initially organized as Plaor LLC in the State of Delaware on March 5, 2012.  On May 1, 2014, Plaor filed a Certificate of Conversion with the Secretary of State of Delaware pursuant to which Plaor was converted to a corporation.

Plaor’s Business. Plaor specializes in developing highly scalable multi-platform games that are available on Facebook, Google Play, and the Apple App Store. Plaor’s initial social gaming platform is a simulated casino environment referred to as Mega Fame Casino wherein individual gamers are able to play online casino style games socially with other players from around the world. Unlike traditional casinos or their online counterparts, the betting on Mega Fame is virtual and no real money bets are accepted and there is no ability for a player to redeem their winnings for cash. Despite the lack of traditional cash betting, we believe that players experience the same entertainment as they experience in a casino setting. Mega Fame Casino is a gaming platform which includes multiple games, combined to emulate a casino environment. Along with the company’s initial Hollywood Poker offering,the Mega Fame Casino also includes Video Poker, multiple slot machines, and a daily celebrity challenge designed to increase engagement and retention of players.

Mega Fame Casino features celebrities from film, television, professional sports, and the music industry and offers weekly celebrity tournaments which we believe bring unique experiences to social games as players can play and interact with their favorite stars.  Mega Fame Casino generates revenue through the sale of virtual currency to players that they may exchange to play at any of our online slot machines, video poker machines, Hold’em style poker tables, or for other features and experiences available within Mega Fame Casino. Players can pay for our virtual currency using Facebook local currency payments when playing our games through Facebook and can use other payment methods such as credit cards or PayPal on other platforms. Mega Fame Casino currently has more than 20,000 daily active users.

Plaor’s Strategy. Plaor’s mission is to create great social game experiences that bring enjoyment and a sense of community to its players.  Plaor strives to “treat everyone like a star” with high quality products, exceptional customer service, and personal attention for all of its players.

Technology. In addition to its focus on social games, Plaor has developed a web-based technology platform to facilitate short development cycles and data collection systems.  Plaor collects and analyzes large volumes of player behavioral data continually and utilizes analysis of those data to understand its players and maximize its platform’s potential as a creative social game environment.

Plaor’s technologies include a mixture of native and managed frameworks deployed to both internal and hosted environments. Based on well-known web technologies, Plaor has engineered systems built to maximize operating and development efficiencies while maintaining what we believe is a high quality experience for the user.

 Plaor also has a content tool chain that allows for real time and seamless content deployment paths on all of its currently supported distribution channels.  This technology is fundamental in our ability to rapidly expand and enhance our game experiences with minimal friction in either the distribution of content or our players’ ability to access it.

Marketing. Plaor’s users are primarily acquired through the Facebook advertising platform for both desktop and mobile users.  We have invested in the creation of an advanced advertising tool set that has been tightly integrated with our game products.  This tools set enables our marketing teams to more efficiently study, segment, and target user segments inside of and outside of our products.

Plaor also operates product web sites, Facebook fan pages, and other social media accounts to connect and cultivate players into a thriving community of dedicated fans.  Fans can join these online sites to interact with other players of Plaor’s games and to receive special promotions and sale items exclusively for participants in these sites and pages.

Plaor sponsors or hosts live and online events with specific themes or topics that Plaor believes are interesting to its community of players.  These events include sponsorship of events such as “The Night of 100 Stars” and land-based poker tournaments featuring many of the celebrities with players can interact with within our social game products.

Government Regulation. We are subject to regulations and laws directly applicable to providers of online content and services. Many laws and regulations, however, are pending and may be adopted in the United States, individual states and local jurisdictions and other countries with respect to the Internet. The federal government and some state governments have introduced or considered legislation relating to Internet usage generally, including measures relating to privacy and data security.  It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could negatively affect our business.  Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business.

Our games are based upon traditional casino games, such as poker. We have structured and operate our casino-themed games, with the gambling laws in mind and believe that playing such games does not constitute gambling.

We are also subject to federal, state and foreign laws regarding privacy and protection of player data, including the collection of data from minors. We post our Privacy Policy and Terms of Service online, in which we describe our practices concerning the use, transmission and disclosure of player data. Any failure by us to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our players’ privacy and data could result in a loss of player confidence in our services and ultimately in a loss of players, which could adversely affect our business.

Research and Development. As a social games company the need to stay in front of social and technical trends is significant.  We believe it is necessary to invest in the development of new games, code, and tools in an effort to achieve our strategic goals and objectives.  Plaor’s research and development costs were approximately $1.7 million for the nine months ended January 31, 2014.

Intellectual Property. Our intellectual property assets include domain names and websites, trademarks related to our brands, products and services, copyrights in software and creative content, trade secrets, and other intellectual property rights and licenses of various kinds. We also currently own the web domain www.plaor.com, which serves as our corporate website.

Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation.  The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

We seek to protect our intellectual property assets through patent, copyright, trade secret, trademark and other laws of the United States and other countries, and through contractual provisions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and non-disclosure agreements with third parties with whom we conduct business in order to secure our proprietary rights and additionally limit access to, and disclosure of, our proprietary information. We consider our trademarks to be our most valuable assets and we will seek to register these trademarks in the United States and will seek to protect them. We have licensed in the past, and expect that we may license in the future, certain of our proprietary rights, such as trademark, patent, copyright, and trade secret rights to third parties.

Competition. The social gaming industry is highly competitive, and we expect to face constant competition as new titles emerge onto the marketplace due to the low development costs and negligible barriers to entry in launching social games. We face competition from a number of entities who develop games as well as many traditional and digital forms of entertainment. These competitors include established gaming companies such as King.com, Electronic Arts Inc., Zynga Inc. and numerous smaller privately-held companies as well as independent developers. We also face increased competition if large companies with significant online presences such as Facebook, Inc., Google Inc., Amazon.com, Inc., Apple, Inc., The Walt Disney Company or Yahoo! Inc., choose to enter or expand in the games space or develop competing social casino games. Many of our potential competitors have significant resources for developing or acquiring additional games, and may be able to incorporate appealing brands and assets into their games or distribution of their titles. We also face potential competition from the established casino companies who may develop their social casino own platforms in competition with ours.

Employees. As of May 15, 2014, Plaor has 21 employees, all of which are full time.   We have not experienced any work stoppages and we consider our relations with our employees to be good.

Properties. Plaor rents approximately 4,500 square feet of office space at its headquarters located at 12 Channel St.  Boston, MA 02210.

Legal Proceedings. We are not involved in any material legal proceedings outside of the ordinary course of our business.

Web Site Purchase Agreement.

On May 19, 2014, CrowdGather sold the online forum PBNation.com and related website and domain names to VerticalScope, Inc. for $1,380,000 in cash. The Purchase Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K, which was filed on May 1, 2014. This brief description of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement as attached as Exhibit 10.1 to that Current Report on Form 8-K filed on May 1, 2014.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, Hazim Ansari was appointed as one of our directors effective upon the closing of the Merger.

Hazim Ansari, age 43, is a specialist in the offshore intellectual property industry and a successful entrepreneur. For the past twelve years, Mr. Ansari has acted as CEO of NovelIP and has advised numerous emerging companies on their patent portfolios. He has negotiated licensing deals with over 50 universities and various U.S. government agencies, including the first ever privately held corporate consortium to conduct medical research using antimatter. In 2002, Hazim founded PatentMetrix, now named Novel IP, based in Delhi, India and was one of the first to use this high quality, cost-effective labor base to deliver patent services, such as mapping markets to help companies proactively manage patent infringement risk and building multi-institutional collaborations to further technology development.

Prior to founding PatentMetrix, Mr. Ansari was an executive at the Tomorrow Factory, a B2B software company, where he was appointed CEO by the Board of Directors, and successfully restructured the company for merger opportunities. Before joining Tomorrow Factory, Mr. Ansari was an intellectual property attorney in O'Melveny & Myers' Newport Beach office where he represented numerous high technology companies in the negotiation of intellectual property licensing and acquisition deals, filing and prosecution of patent portfolios, structuring of co-development and co-exploitation vehicles, and general management of intellectual property assets. Mr. Ansari began his intellectual property career as an associate at Christie, Parker & Hale. He graduated magna cum laude from Loyola Law School of Los Angeles and received his B.S. in Chemical Engineering from Stanford University.

There is no family relationship between Mr. Ansari and any of our current officers or directors. Mr. Ansari owned approximately 180,000 shares of CrowdGather’s common stock prior to the Merger, and received an additional 3,554,446 shares of CrowdGather’s common stock pursuant to the Merger.  Prior to the Merger, Mr. Ansari has acted an advisor to the CrowdGather and provides patent services to Crowdgather.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of businesses acquired.

The audited financial statements of Plaor, Inc. for the year ended January 31, 2014 and for the period from inception (March 15, 2012) to January 31, 2013 are included below:

To the Members
Plaor, LLC
Boston, Massachusetts

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Plaor, LLC (the "Company") as of January 31, 2014 and 2013, and the related statements of operations, changes in members’ (deficit) equity, and cash flows for the year ended January 31, 2014 and for the period from inception (March 5, 2012) through January 31, 2013. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2014 and 2013, and the results of its operations and its cash flows for the year ended January 31, 2014 and for the period from inception (March 5, 2012) through January 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Moody, Famiglietti & Andronico, LLP
Tewksbury, Massachusetts
May 14, 2014

PLAOR, LLC

BALANCE SHEETS

AS OF JANUARY 31, 2014 AND 2013

	2014	2013

Assets

Current Assets:
Cash	$215,343	$187,289
Accounts Receivable	55,794	2,510
Prepaid Marketing Expenses	187,005	14,462
Prepaid Expenses and Other Current Assets	9,661	10,039

Total Current Assets	467,803	214,300

Property and Equipment, Net	32,221	17,015
Intangible Assets, Net	31,876	414,376
Security Deposits	22,078	3,310

Total Assets	$553,978	$649,001

Liabilities and Members' (Deficit) Equity

Current Liabilities:
Accounts Payable	$491,525	$172,228
Accrued Expenses	259,062	275,662
Deferred Revenue	181,085	4,884

Total Liabilities	931,672	452,774

Commitments and Contingencies (Note 6)	-	-

Members' (Deficit) Equity:
Class A Units: 139,886 and 82,286 Units Authorized, Issued and Outstanding at January 31, 2014 and January 31, 2013, Respectively (Liquidation Preference of $13,283,352)	13,283,352	7,229,002
Class B Units: 40,000 and 32,000 Units Authorized at January 31, 2014 and January 31, 2013, Respectively; 32,841 and 22,189 Units Issued and 20,914 and 12,035 Units Outstanding at January 31, 2014 and January 31, 2013, Respectively	510,214	319,650
Class A Units Subscription Receivable	(1,136,014)	(3,030,014)
Accumulated Deficit	(13,035,246)	(4,322,411)

Total Members' (Deficit) Equity	(377,694)	196,227

Total Liabilities and Members' (Deficit) Equity	$553,978	$649,001

PLAOR, LLC

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JANUARY 31, 2014 AND

FOR THE PERIOD FROM INCEPTION (MARCH 5, 2012) THROUGH JANUARY 31, 2013

	2014	2013

Revenue:
Online Game	$220,453	$197
Events	22,582	-

Total Revenue	243,035	197

Cost of Revenue	442,378	101,382

Gross Loss	(199,343)	(101,185)

Operating Expenses:
Sales and Marketing	3,565,423	941,973
General and Administrative	2,820,454	2,031,679
Research and Development	2,127,615	1,268,933

Total Expenses	8,513,492	4,242,585

Loss from Operations	(8,712,835)	(4,343,770)

Other Income	-	21,359

Net Loss	$(8,712,835)	$(4,322,411)

PLAOR, LLC

STATEMENTS OF CHANGES IN MEMBERS’ (DEFICIT) EQUITY

FOR THE YEAR ENDED JANUARY 31, 2014 AND

FOR THE PERIOD FROM INCEPTION (MARCH 5, 2012) THROUGH JANUARY 31, 2013
[
					Class A Units		Members'
	Class A Units		Class B Units		Subscription	Accumulated	(Deficit)
	Units	Amount	Units	Amount	Receivable	Deficit	Equity

Inception (March 5, 2012)	-	$-	-	$-	$-	$-	$-

Issuance of Class A Units for Subscriptions Receivable to Founders	58,480	4,700,000	-	-	(4,700,000)	-	-
Issuance of Class A Units for Contributed Intangible Assets to Founders	9,520	765,000	-	-	-	-	765,000
Issuance of Class A Units for Cash	1,714	200,002	-	-	-	-	200,002
Issuance of Class A Units for Cash of $50,000 and in Exchange for Services of $214,000	2,255	264,000	-	-	-	-	264,000
Issuance of Class A Units for Subscriptions Receivable	10,317	1,300,000	-	-	(1,300,000)	-	-
Vesting of Class B Units for Equity-Based Compensation	-	-	4,191	111,313	-	-	111,313
Vesting of Class B Units for Services	-	-	7,844	208,337	-	-	208,337
Class A Units Subscription Receivable Payments	-	-	-	-	2,969,986	-	2,969,986
Net Loss	-	-	-	-	-	(4,322,411)	(4,322,411)

Balance at January 31, 2013	82,286	7,229,002	12,035	319,650	(3,030,014)	(4,322,411)	196,227

Issuance of Class A Units for Cash of $12,500 and Equity-Based Compensation of $17,700	258	30,200	-	-	-	-	30,200
Issuance of Class A Units for Subscription Receivable	57,112	6,000,000	-	-	(6,000,000)	-	-
Issuance of Class A Units for Equity-Based Compensation	230	24,150	-	-	-	-	24,150
Repurchase of Class B Units	-	-	(1,143)	(15,000)	-	-	(15,000)
Vesting of Class B Units for Equity-Based Compensation	-	-	5,149	106,731	-	-	106,731
Vesting of Class B Units for Services	-	-	4,873	98,833	-	-	98,833
Class A Units Subscription Receivable Payments	-	-	-	-	7,894,000	-	7,894,000
Net Loss	-	-	-	-	-	(8,712,835)	(8,712,835)

Balance at January 31, 2014	139,886	$13,283,352	20,914	$510,214	$(1,136,014)	$(13,035,246)	$(377,694)

PLAOR, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED JANUARY 31, 2014 AND

FOR THE PERIOD FROM INCEPTION (MARCH 5, 2012) THROUGH JANUARY 31, 2013
[

	2014	2013

Cash Flows from Operating Activities:

Net Loss	$(8,712,835)	$(4,322,411)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation and Amortization	390,407	353,804
Equity-Based Compensation Expense	148,581	111,313
Non-Cash Professional Services	98,833	422,337
Changes in Operating Assets and Liabilities:
Accounts Receivable	(53,284)	(2,510)
Prepaid Marketing Expenses	(172,543)	(14,462)
Prepaid Expenses and Other Current Assets	378	(10,039)
Security Deposits	(18,768)	(3,310)
Accounts Payable	319,297	172,228
Accrued Expenses	(16,600)	275,662
Deferred Revenue	176,201	4,884

Net Cash Used in Operating Activities	(7,840,333)	(3,012,504)

Net Cash Used in Investing Activities:
Purchases of Property and Equipment	(23,113)	(20,195)

Cash Flows from Financing Activities:
Proceeds from Repayment of Class A Units Subscription Receivable	7,894,000	2,969,986
Repurchase of Class B Units	(15,000)	-
Proceeds from Issuance of Class A Units	12,500	250,002

Net Cash Provided by Financing Activities	7,891,500	3,219,988

Net Increase in Cash	28,054	187,289

Cash, Beginning of Period	187,289	-

Cash, End of Year and Period	$215,343	$187,289

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

Issuance of Class A Units for Subscriptions Receivable	$6,000,000	$6,000,000

Issuance of Class A Units for Contributed Intangible Assets	$-	$765,000

Plaor, LLC

Notes to Financial Statements

1.	Overview and Summary of Significant Accounting Policies

Organization and Description of Business

Plaor, LLC (“Plaor,” “we,” "us," "our" or “the Company”) was formed on March 5, 2012 as a Delaware limited liability company. The Company develops, markets and operates online social games as live services played over the Internet and on social networking sites and mobile platforms. At the core of the Company’s business are free-to-play social games which mix proven social game mechanics with unique celebrity interactions both online and in-person.  The Company also sells various types of virtual goods and services. Our operations are headquartered in Los Angeles, California, and we have an operating location in Boston, Massachusetts.

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is subject to a number of risks and uncertainties common to early-stage companies including: the ability to obtain adequate financing, competition from larger and more established companies, the successful development and marketing of its products, protection of proprietary technology, dependence on key personnel, and the uncertainty of future profitability. The Company has incurred significant operating losses since inception primarily as a result of the development of new products and incurrence of marketing expenses to obtain online game revenue. As discussed in Note 7 – Subsequent Events, the Company’s management restructured operations in April 2014 to reduce operating costs. Management is also actively searching for new investors or potential target acquirers. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management has developed an operating plan designed to control operating costs, establish customer and vendor relationships, and raise additional capital in an effort to continue to fund operations and working capital requirements until such time that the Company can generate sufficient cash flows from operations. The Company's ability to continue as a going concern is dependent upon it executing in accordance with management's plan, and the Company’s ability to obtain additional financing to support operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and notes thereto. Significant estimates and assumptions reflected in the financial statements include, but are not limited to, the estimated lives of virtual goods that we use for revenue recognition, accrued liabilities, and certain assumptions used in determining stock-based compensation expense. Actual results could differ materially from those estimates.

Plaor, LLC

Notes to Financial Statements (Continued)

1.	Overview and Summary of Significant Accounting Policies (Continued)

Fair Value

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 - Inputs to the valuation methodology include:
•	Quoted prices for similar assets or liabilities in active markets;
•	Quoted prices for identical or similar assets or liabilities in inactive markets;
•	Inputs other than quoted prices that are observable for the asset or liability; and
•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Revenue Recognition

We derive revenue from the sale of virtual goods associated with our online games, as well as from services provided for customer events. We recognize revenue when all of the following criteria are met: there is persuasive evidence of an arrangement; delivery has occurred; the collection of our fees is reasonably assured; and fees are fixed or determinable.

Online Game

We operate Mega Fame Casino (“MFC”), a full-featured free-to-play online social casino. MFC is available on Facebook, Google Play, and the Apple App Store. MFC generates revenue through the sale of virtual currency to players that they may exchange to play at any of our online slot machines, video poker machines, Hold’em style poker tables, or for other features and experiences available within MFC. Players can pay for our virtual currency using Facebook credits (prior to July 2013) or Facebook local currency payments (beginning July 2013) when playing our games through Facebook and can use other payment methods such as credit cards or PayPal on other platforms.

Plaor, LLC

Notes to Financial Statements (Continued)

1.	Overview and Summary of Significant Accounting Policies (Continued)

Revenue from the sale of virtual currency to players is recognized when the service has been provided to the player, assuming all other revenue recognition criteria have been met. We have determined that an implied obligation exists by the Company to the paying player to continue displaying the purchased virtual goods within the online game over their estimated life or until they are consumed. The proceeds from the sale of virtual goods are initially recorded as deferred revenue. The Company recognizes recognize revenue as the goods are consumed, assuming all other revenue recognition criteria have been met, which is generally over a period of 90 days.

Events

Our games also offer unique interactions with a large number of well-known celebrities from film, television, professional sports, and the music industry. Through a combination of regularly scheduled events and special events, our players can play and interact with their favorite stars in ways not known to be available in other social games. Our most popular celebrity event is our bi-weekly celebrity shootout tournament. We recognize revenue upon conclusion of the event, assuming all other revenue recognition criteria have been met.

Deferred Revenue

Advance payments from customers that are non-refundable and relate to non-cancellable contracts that specify our obligations are recorded to deferred revenue until the aforementioned revenue recognition criteria have been met.

Cost of Revenue

Amounts recorded as cost of revenue relate to direct expenses incurred in order to generate online game revenue. Such costs are recorded as incurred. Our cost of revenue consists primarily of hosting and data center costs related to operating our online games and expenses for hosting celebrity events, primarily appearance and facility fees.

Cash

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets.

Plaor, LLC

Notes to Financial Statements (Continued)

1.	Overview and Summary of Significant Accounting Policies (Continued)

Internal-Use Software Development Costs

The Company expenses costs incurred for internal use software in the preliminary stages of development as incurred. Costs incurred by the Company during the application development stage are capitalized, subject to their recoverability. All costs incurred after the software has been implemented and is fully operational are expensed as incurred. As of January 31, 2014 and 2013, the Company has not capitalized any internal-use software development costs.

Intangible Assets

Intangible assets consist of contributed trademarks, branding and domain names and are carried at cost less accumulated amortization.  Amortization is recorded over the estimated useful lives of the assets.

Impairment of Long-Lived Assets

Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate an asset’s carrying value may not be recoverable. If such circumstances are present, we assess the recoverability of the long-lived assets by comparing the carrying value to the undiscounted future cash flows associated with the related assets. If the future net undiscounted cash flows are less than the carrying value of the assets, the assets are considered impaired and an expense, equal to the amount required to reduce the carrying value of the assets to the estimated fair value, is recorded in the statements of operations. Significant judgment is required to estimate the amount and timing of future cash flows and the relative risk of achieving those cash flows.

Income Taxes

No provision for income taxes is presented in these financial statements as Plaor, LLC is a limited liability company and, accordingly, the Company’s taxable income is allocated to its members for income tax reporting purposes.

The Company indemnifies its members for individual income taxes that result from taxable income that passes through from the Company to its members. The Company records the members' indemnification of individual income taxes as member distributions during the period in which the taxable income is generated.

The Company assesses the recording of uncertain tax positions by evaluating the minimum recognition threshold and measurement requirements a tax position must meet before being recognized as a benefit in the financial statements. The Company’s policy is to recognize interest and penalties accrued on any uncertain tax positions as a component of income tax expense, if any, in its statements of operations. The Company has not recognized any liabilities for uncertain tax positions or unrecognized benefits as of January 31, 2014 and 2013. The Company does not expect any material change in uncertain tax benefits within the next twelve months.

Plaor, LLC

Notes to Financial Statements (Continued)

1.	Overview and Summary of Significant Accounting Policies (Continued)

As of January 31, 2014, the Company is open to examination by the IRS for the tax years ended December 31, 2013 and 2012.

Concentration of Credit Risk and Significant Customers

Financial instruments, which potentially expose us to concentrations of credit risk, consist primarily of cash and accounts receivable. Substantially all of our cash is maintained with a financial institution with high credit standings. The Company performs ongoing credit evaluations of its customers and generally requires no collateral to secure accounts receivable. The Company maintains an allowance for potentially uncollectible accounts receivable based upon its assessment of the collectability of accounts receivable, which considers historical write-off experience and any specific risks identified in customer collection matters. As of January 31, 2014 and 2013, management believes no allowance for uncollectible accounts receivable is necessary.

Facebook is a significant distribution, marketing, promotion and payment platform for our social games. Approximately 81% and 100% of revenue for the year ended January 31, 2014 and for the period from inception (March 5, 2012) through January 31, 2013, respectively, were generated from players who accessed our games through Facebook. As of January 31, 2014 and 2013, 100% of accounts receivable were amounts owed to us by Facebook.

Research and Development Costs

The Company expenses all research and development costs as incurred.

Advertising Expense

Costs for advertising are expensed as incurred. Advertising costs, which are included in sales and marketing expense and primarily consist of player acquisition costs, totaled $3,277,583 and $487,589 for the year ended January 31, 2014 and for the period from inception (March 5, 2012) through January 31, 2013, respectively.

Equity-Based Compensation

The Company recognizes equity-based compensation on awards granted.  Equity-based compensation expense for awards granted is based on the underlying intrinsic value. The Company recognizes compensation expense for equity-based compensation awards upon vesting the grants.

Recent Accounting Pronouncements

In July 2013, the FASB issued Accounting Standards Update (ASU) ASU 2013-11, Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, an amendment to FASB Accounting Standards Codification (“ASC”) Topic 740, Income Taxes (“FASB ASC Topic 740”). This update clarifies that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to

Plaor, LLC

Notes to Financial Statements (Continued)

1.	Overview and Summary of Significant Accounting Policies (Continued)

a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed. In situations where a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction or the tax law of the jurisdiction does not require, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of this ASU is not expected to have a material impact on the Company’s financial statements.

There were no other accounting standards recently issued that had or are expected to have a material impact on the Company’s financial statements and associated disclosures.

Subsequent Events

Management has evaluated subsequent events spanning the period from January 31, 2014 through May 14, 2014, the latter representing the issuance date of these financial statements.

2.	Related Party Transactions

Transactions with Related Party

During the period from inception (March 5, 2012) through January 31, 2013, the Company reimbursed DoubleTap, Inc. (“DoubleTap”) for administrative services, primarily payroll costs and related employer payroll taxes, development costs, and occupancy costs. DoubleTap is owned by the Company’s Chief Operating Officer.  Reimbursements for the period from inception (March 5, 2012) through January 31, 2013, were recorded in research and development costs and general and administrative expenses in the accompanying statements of operations and amounted to $73,367 and $57,520, respectively. As of January 31, 2013, no amounts were due to DoubleTap and during the year ended January 31, 2014, the Company did not reimburse DoubleTap for any expenses.

Additionally, during the period from inception (March 5, 2012) through January 31, 2013, DoubleTap reimbursed the Company for administrative services, primarily payroll expenses and related employer payroll taxes unrelated to any Company activity. Reimbursements for the period from inception (March 5, 2012) through January 31, 2013 amounted to $54,051 and were recorded net of the related expenses in general and administrative expenses in the accompanying statements of operations. As of January 31, 2013, other current assets include $675 due from DoubleTap. During the year ended January 31, 2014, the Company received no reimbursements from DoubleTap.

Lease Agreement

The Company sub-leases its facility in Boston, Massachusetts under a month to month operating lease agreement with DoubleTap. Rent expense under this sub-lease during the year ended January 31, 2014, and for the period from inception (March 5, 2012) through January 31, 2013 amounted to $46,121 and $37,101, respectively. See Note 6 for further disclosure on lease commitments.

Plaor, LLC

Notes to Financial Statements (Continued)
3.	Property and Equipment

Property and equipment consists of the following at January 31, 2014 and 2013:

	Useful Life	2014	2013
Equipment	3 Years	$26,680	$17,422
Furniture and Fixtures	5 Years	2,773	2,733
Leasehold Improvements Under Construction	Life of Lease	13,855	-

Subtotal		43,308	20,195
Less: Accumulated Depreciation		(11,087)	(3,180)

Total Property and Equipment, Net		$32,221	$17,015

Depreciation expense for the year ended January 31, 2014 and for the period from inception (March 5, 2012) through January 31, 2013 amounted to $7,907 and $3,180, respectively.

Intangible Assets

Intangible assets consist of the following at January 31, 2014 and 2013:

	Useful Lives	2014	2013
Trademarks, Branding and Domain Names	2 Years	$765,000	$765,000
Less: Accumulated Amortization		(733,124)	(350,624)

Total Other Intangible Assets, Net		$31,876	$414,376

Amortization expense for the year ended January 31, 2014 and for the period from inception (March 5, 2012) through January 31, 2013 amounted to $382,500 and $350,624, respectively. As of January 31, 2014, the remaining future amortization expense of $31,876 related to the intangible assets is expected to be recognized during the year ended January 31, 2015.

Plaor, LLC

Notes to Financial Statements (Continued)

4.      Members' Equity (Deficit)

Class A Units

As of January 31, 2014 and 2013, the Company has 139,886 and 82,286 Class A Units authorized, issued and outstanding, respectively.

During March 2012, the Company issued 58,480 Class A Units to an investor in exchange for a subscription receivable in the amount of $4,700,000.  The subscription receivable has no stated repayment terms, however, repayments were made to fund operations based upon the cash flow needs of the Company.

During March 2012, the Company issued 9,520 Class A Units at $80.37 per unit to investors in exchange for contributed intangible assets with a fair value of $765,000.

During December 2012, the Company issued 1,714 Class A Units to investors in exchange for cash proceeds in the amount of $200,002.

During December 2012, the Company issued 10,317 Class A Units to an investor in exchange for a subscription receivable in the amount of $1,300,000.  The subscription receivable has no stated repayment terms, however, repayments were made to fund operations based upon the cash flow needs of the Company.

During January 2013, the Company issued 2,255 Class A Units to a board member in exchange for cash proceeds of $50,000 and professional services valued at $214,000.  The Company recognized $214,000 in non-cash consulting expense associated with this issuance, which is included in general and administrative expense in the accompanying financial statements.

During February 2013, the Company issued 258 Class A Units to an executive in exchange for cash proceeds of $12,500 and equity-based compensation in the amount of $17,700.

During September 2013, the Company issued 57,112 Class A Units to an investor in exchange for a subscription receivable in the amount of $6,000,000.  The subscription receivable has no stated repayment terms, however, repayments were made to fund operations based upon the cash flow needs of the Company.

During November 2013, the Company issued 230 Class A Units to an executive in exchange for equity-based compensation in the amount of $24,150.

Plaor, LLC

Notes to Financial Statements (Continued)

4.	Members' Equity (Deficit) (Continued)

The Class A Units have the following rights and preferences:

Distributions of Operating Cash Flow: Distributions of operating cash flow, as defined in the  Company's operating agreement, are to be made when and if declared by the Board of Managers, and shall be distributed as follows: First, to the members holding Class A Units in an amount equal to the required tax distribution amount for such members; and second, to the Class A and Class B Unit members (if any, and subject to the Class B Unit base values, as defined) pro rata in accordance with their respective membership interest as a percentage of all member interests calculated as if only such Units were outstanding.

Allocation of Profits and Losses:  The net profits and losses of the  Company will be allocated pro rata to the Class A and Class B Unit members on a fully diluted basis.

Voting Rights: Only the Class A Unit members have voting, consent and/or approval rights.

Liquidation: In the event of the liquidation, dissolution or winding up of the Company, the Company's property shall be liquidated and distributed as follows: first, to the creditors, including members, of the  Company, in full payment of unpaid liabilities of the Company; second, to the Class A Unit members, up to a preference amount of $13,283,352; and lastly, to the Class A and Class B Unit members, pro rata in accordance with their respective membership interest as a percentage of all member interests calculated as if only such Units were outstanding.

Class B Units

As of January 31, 2014 and 2013, the Company has 40,000 and 32,000 Class B Units authorized, respectively. As of January 31, 2014 and 2013, the Company has 32,841 and 22,189 Class B Units issued and 20,914 and 12,035 Class B Units outstanding, respectively.

Distribution, Voting, and Liquidation: The distribution, voting, and liquidation rights of the Class B Unit members are subject to, and qualified by, the rights, powers and preferences of the Class A Unit members. The Class B Units represent non-voting employee incentive profit interests and may be awarded to employees and/or consultants. If the employees’ relationship with the Company is terminated, the unvested units are forfeited back to the ungranted Class B Unit pool. As the restricted units vest, the units constitute a profits interest based on the deemed fair value of the Company at the grant date.

As of and for the year and period ended January 31, 2014 and 2013, the Company estimated the fair value of the Class B Units to be approximately $17.10 - $26.56 per unit. The fair value of the Class B Units has been determined by management, which considers a broad range of factors, including the illiquid nature of an investment in the Company’s equity, the Company’s historical financial performance and financial position, the Company’s future prospects and opportunity for liquid events, and recent sale and offer prices of equity in private transactions negotiated at arm's length.

Plaor, LLC

Notes to Financial Statements (Continued)
4.	Members' Equity (Deficit) (Continued)

During the year ended January 31, 2014 and for the period from inception (March 5, 2012) through January 31, 2013, the Company recognized equity-based compensation in the amounts of $106,731 and $111,313, respectively, related to the vesting of Class B Units.  Additionally, during the year ended January 31, 2014 and for the period from inception (March 5, 2012) through January 31, 2013, the Company recognized expense for non-cash professional services in the amounts of $98,833 and $208,337, respectively, related to the vesting of Class B Units.  During the year ended January 31, 2014, the Company repurchased 1,143 vested Class B Units for cash payment in the amount of $15,000. As of January 31, 2014, the Company has approximately $170,000 of unrecognized equity-based compensation related to unvested Class B Units, which is expected to be recognized during the year ended January 31, 2015.

A summary of the changes in the Company’s unvested Class B Units as of and for the year ended January 31, 2014 and for the period from inception (March 5, 2012) through January 31, 2013 is as follows:

Unvested
Class B Units

Unvested Class B Units at March 5, 2012

Issued	22,189
Vested	(12,035)

Unvested Class B Units at January 31, 2013	10,154

Issued	14,386
Vested	(10,022)
Forfeited	(2,591)

Unvested Class B Units at January 31, 2014	11,927

Plaor, LLC

Notes to Financial Statements (Continued)

5.	Commitments and Contingencies

Lease Commitments

The Company has entered into an operating lease for an office facility in California, which expires during June 2014. As of January 31, 2014, future minimum lease payments related to this non-cancelable lease are as follows:

Year Ending January 31:

2015	$ 17,048

The Company also subleases office space in Boston, Massachusetts from a related party on a month-to-month basis. Rent expense on operating leases for facilities for the year ended January 31, 2014, and for the period from inception (March 5, 2012) through January 31, 2013 amounted to $95,909 and $68,822, respectively.

Legal Matters

On September 6, 2013 an action entitled Plaor, LLC v. Hollywood Casino Corporation, Case No. 2: 13-cv-06528-JEM was filed in the United States District Court for the Central District of California. In this suit, the Company alleges infringement of our Hollywood Poker trademark. To date, there has been no discovery or other substantive proceedings in the action. Accordingly, we are not in a position to assess whether any loss or adverse effect on our financial condition is probable or remote or to estimate the range of potential loss, if any.

The Company is also party to various other legal proceedings and claims which arise in the ordinary course of business. In addition, we may receive notifications alleging infringement of patent or other intellectual property rights. Adverse results in any such litigation, legal proceedings or claims may include awards of substantial monetary damages, costly royalty or licensing agreements, or orders preventing us from offering certain games, features, or services, and may also result in changes in our business practices, which could result in additional costs or a loss of revenue for us and could otherwise harm our business. Although the results of such litigation cannot be predicted with certainty, we believe that the amount or range of reasonable possible losses related to such pending or threatened litigation will not have a material adverse effect on our business, operating results, cash flows, or financial condition should such litigation be resolved unfavorably. We recognize legal expenses as incurred.

Indemnifications

In the ordinary course of business, the Company enters into various agreements containing standard indemnification provisions. The Company's indemnification obligations under such provisions are typically in effect from the date of execution of the applicable agreement through the end of the applicable statute of limitations. The aggregate maximum potential future liability of the Company under such indemnification provisions is uncertain. As of January 31, 2014, no amounts have been accrued related to such indemnification provisions.

Plaor, LLC

Notes to Financial Statements (Continued)

6.      Subsequent Events

Cost Reduction Plan

In April 2014, the Company announced a cost reduction plan that included a reduction in force of 15 employees and the exit of the California office. Pursuant to this plan, the Company estimates pre-tax restructuring expenses during fiscal year 2015 of approximately $40,000 to $50,000.

Vesting of Class B Units

In March 2014, the Company declared all non-vested Class B Units issued by the Company on November 30, 2012 to be vested. On April 30, 2014, the Company declared all non-vested Class B Units issued to active contractors and employees as of April 30, 2014 to be fully vested. These actions result in equity-based services and compensation expense of $28,366 and $141,536, respectively.

Conversion to C Corporation

Effective May 1, 2014, the Company converted to a Delaware corporation, Plaor, Inc. (the "Corporation"). The Corporation recorded the assets and liabilities transferred at their historical carrying value at the time of the conversion, since the transfer of net assets was between entities under common control.

The Corporation has authorized 60,000,000 shares of $.001 par value common stock.

The outstanding Class A and B Units of the Company were converted on a 307-to-one unit basis into 55,075,800 shares of common stock of the Corporation.

Merger with CrowdGather, Inc.

Effective May 1, 2014, the Company entered into a definitive merger agreement with CrowdGather, Inc. (“CrowdGather”), a Nevada corporation. The merger is anticipated to close before May 15, 2014, and is subject to various closing conditions including the delivery by the Company of audited financial statements for the period from inception (March 5, 2012) through January 31, 2013 and for the year ended January 31, 2043. CrowdGather is a publicly-traded company on the Over the Counter Bulletin Board, trading with the symbol CRWG. Under the merger agreement, CrowdGather will issue 55,075,800 shares of common stock on a one-to-one share basis to the Company's shareholders.

(b) Pro Forma Financial Information.

CROWDGATHER, INC.
EXPLANATORY NOTE TO PRO FORMA FINANCIAL STATEMENTS

On May 1, 2014, the Company entered into a merger agreement pursuant to which the Company  acquired 100% of the issued and outstanding common stock of Plaor, Inc. (Plaor). The Company issued 55,075,800 shares of its $0.01 par value common stock to the shareholders of Plaor. These shares were valued for the Company's accounting purposes at $0.07 per share which represented the closing share price of the Company’s stock on May 1, 2014. The total value of the acquisition was approximately $3,855,000 and has been allocated in accordance with ASC 805 as per the Company’s management valuation estimate.  These pro forma financial statements reflect the transaction as if it occurred as of the Balance Sheet date and for the periods ended for the Statements of Operations presented.

CROWDGATHER, INC.
UNAUDITED PRO FORMA BALANCE SHEET
APRIL 30, 2013

			PRO FORMA		PRO FORMA
	CROWDGATHER, INC.	PLAOR, INC. *	ADJUSTMENTS		COMBINED
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$375,512	$86,471	$-		$461,983
Accounts receivable	214,931	12,894	-		227,825
Investments	28,570	-	-		28,570
Inventory	33,168	-	-		33,168
Prepaid expenses and deposits	50,561	6,644	-		57,205

	702,742	106,009	-		808,751

Property and equipment, net	225,980	22,376	-		248,356

Intangible and other assets, net	9,368,103	318,751	2,698,500	(B)
			(539,700)	(C)	11,845,654
Goodwill	4,360,176	-	1,156,500	(B)	5,516,676
Security Deposits	-	3,310	-		3,310

TOTAL ASSETS	$14,657,001	$450,446	$3,315,300		$18,422,747

LIABILITIES AND STOCKHOLDERS' / MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	71,838	280,271	-		352,109
Other accrued liabilities	69,138	-	-		69,138
Deferred revenue	-	28,233	-		28,233
Capital lease obligation, current portion	115,921	-	-		115,921

Total current liabilities	256,897	308,504	-		565,401

Capital lease obligation, net of current portion	9,267	-	-		9,267

STOCKHOLDERS' / MEMBERS' EQUITY
Convertible Preferred Series B stock, $0.001 par value, 25,000,000 preferred shares authorized, 300,000 issued and outstanding	300,000	-	-		300,000
Common stock, $0.001 par value, 975,000,000 shares authorized, 58,502,708 issued and outstanding	58,503	-	55,076	(B)	113,579
Common stock, $0.001 par value, 60,000,000 shares authorized, 55,075,800 issued and outstanding	-	-	55,076	(A)
			(55,076)	(B)	-
Class A Member units, 82,544 units authorized, 82,544 issued and outstanding	-	7,259,202	(7,259,202)	(A)	-
Class B Member units, 32,000 units authorized, 22,914 issued, and 12,760 outstanding	-	331,628	(331,628)	(A)	-
Class A Member units subscribed	-	(1,517,014)	1,517,014	(A)	-
Additional paid-in capital	29,070,716	-	6,018,740	(A)
			3,855,000	(B)	38,944,456
Accumulated deficit	(15,016,952)	(5,931,874)	(539,700)	(C)	(21,488,526)
Accumulated other comprehensive loss	(21,430)	-	-		(21,430)

Total stockholders'/members' equity	14,390,837	141,942	3,315,300		17,848,079

TOTAL LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY	$14,657,001	$450,446	$3,315,300		$18,422,747

The unaudited pro forma financial information gives effect to the following pro forma adjustments:
* - Formerly, Plaor, LLC
(A) - To record the conversion of members' equity of Plaor, LLC into 55,075,800 shares of common stock and additional paid-in capital of Plaor, Inc.
(B) - To record the purchase price and issuance of 55,075,800 shares of common stock of Crowdgather, Inc. for the acquisition of 100%
of the outstanding common stock of Plaor, Inc. [$0.07/sh. X 55,075,800 = $3,855,306, or approximately $3,855,000]
(C) - To record amortization of intangible assets acquired.

CROWDGATHER, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED APRIL 30, 2013

			PRO FORMA		PRO FORMA
	CROWDGATHER, INC.	PLAOR, INC. *	ADJUSTMENTS		COMBINED

REVENUE	$1,933,298	$7,175	$-		$1,940,473

COST OF REVENUE	52,805	201,886	-		254,691

GROSS MARGIN	1,880,493	(194,711)	-		1,685,782

OPERATING EXPENSES
Payroll and related expenses	1,850,509	909,947	-		2,760,456
Equity based compensation	608,000	123,292	-		731,292
Research and development	-	1,666,926	-		1,666,926
Selling, general and administrative	2,193,436	3,058,357	539,700	(C)	5,791,493
Total operating expenses	4,651,945	5,758,522	539,700		10,950,167

LOSS FROM OPERATIONS	(2,771,452)	(5,953,233)	(539,700)		(9,264,385)

OTHER INCOME (EXPENSE), NET	(10,199)	21,359	-		11,160

Loss before provision for income taxes	(2,781,651)	(5,931,874)	(539,700)		(9,253,225)

Provision for income taxes	800	-	-		800

NET INCOME (LOSS)	$(2,782,451)	$(5,931,874)	$(539,700)		$(9,254,025)

The unaudited pro forma financial information gives effect to the following pro forma adjustments:
* - Formerly, Plaor, LLC
(C) - To record amortization for intangible assets acquired.

CROWDGATHER, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JANUARY 31, 2014

			PRO FORMA		PRO FORMA
	CROWDGATHER, INC.	PLAOR, INC. *	ADJUSTMENTS		COMBINED

REVENUE	$1,283,240	$236,057	$-		$1,519,297

COST OF REVENUE	3,325	341,874	-		345,199

GROSS MARGIN	1,279,915	(105,817)	-		1,174,098

OPERATING EXPENSES
Payroll and related expenses	940,282	1,274,894	-		2,215,176
Equity based compensation	562,600	106,731	-		669,331
Research and development	-	1,729,622	-		1,729,622
Selling, general and administrative	1,185,668	3,849,206	404,775	(C)	5,439,649
Impairment of intangible assets	140,026	-	-		140,026
Total operating expenses	2,828,576	6,960,453	404,775		10,193,804

LOSS FROM OPERATIONS	(1,548,661)	(7,066,270)	(404,775)		(9,019,706)

OTHER INCOME (EXPENSE), NET	(4,868)	-	-		(4,868)

Loss before provision for income taxes	(1,553,529)	(7,066,270)	(404,775)		(9,024,574)

Provision for income taxes	800	-	-		800

NET INCOME (LOSS)	$(1,554,329)	$(7,066,270)	$(404,775)		$(9,025,374)

The unaudited pro forma financial information gives effect to the following pro forma adjustments:
* - Formerly, Plaor, LLC
(C) - To record amortization for intangible assets acquired.

(d)           Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit

10.1	Agreement and Plan of Merger with Plaor, Inc. attached as Exhibit 10.1 to our Current Report on Form 8-K which was filed on May 5, 2014

10.2	Form of Lock Up Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: May 19, 2014	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer